Exhibit 99.1

Viveve® Announces Pricing of $13.5 Milion Public Offering of Shares of Common Stock and NASDAQ Uplisting

SUNNYVALE, California – June 14, 2016 – Viveve Medical, Inc. (“Viveve”) (Nasdaq: VIVE), a medical technology company focused on women’s health, today announced the pricing of an underwritten public offering of 2,700,000 shares of its common stock at a price to the public of $5.00 per share, for gross proceeds of approximately $13.5 million. The net proceeds from the offering, after deducting underwriting discounts and commissions and estimated offering expenses, are expected to be approximately $12.2 million. Viveve has granted the underwriters a 45-day option to purchase up to an additional 405,000 shares of common stock in connection with the public offering. Subject to customary conditions, Viveve expects to close the sale of its common stock on or about June 17, 2016.

Ladenburg Thalmann & Co. Inc., a subsidiary of Ladenburg Thalmann Financial Services Inc., and Craig-Hallum Capital Group LLC are the joint book-running managers of the offering and Maxim Group LLC is acting as co-manager.

This announcement shall not constitute an offer to sell or a solicitation of an offer to buy these securities nor shall there be any offer or sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. The securities described above are being offered by Viveve pursuant to a registration statement previously filed and declared effective by the U.S. Securities and Exchange Commission. The offering will be made only by means of a prospectus, copies of which can be obtained from Ladenburg Thalmann & Co., Inc., 570 Lexington Avenue, 11th Fl., New York, NY 10022, (212) 409-2000 or by accessing the SEC's website, www.sec.gov.

About Viveve

Viveve Medical, Inc., is a women's health company passionately committed to advancing new solutions to improve women's overall well-being and quality of life. The company's lead product, the globally patented Viveve System, is a non-surgical, non-ablative medical device that remodels collagen and restores tissue with only one treatment session. The Viveve System treats the condition of vaginal laxity that can result in decreased physical sensation and sexual satisfaction. Physician surveys indicate that vaginal laxity is the number one post-delivery physical change for women, being more prevalent than weight gain, urinary incontinence or stretch marks. The Viveve Treatment uses patented, reverse-thermal gradient radiofrequency technology to tighten vaginal tissue in one 30-minute out-patient treatment in a physician's office. The Viveve System has received regulatory approval in many countries throughout the world and is available through physician import license in Japan. It is currently not available for sale in the U.S. For more information, please visit Viveve's website at www.viveve.com.

Safe Harbor Statement

All statements in this press release that are not based on historical fact are “forward-looking statements.” While management has based any forward-looking statements included in this press release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not limited to, our ability to satisfy the closing conditions related to the offering, or close the offering on the expected closing date or at all, the fluctuation of global economic conditions, the performance of management and our employees, our ability to obtain financing, competition, general economic conditions and other factors that are to be detailed in our periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

Viveve is a registered trademark of Viveve, Inc.

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